                 [LOGO OF WEINICK SANDERS LEVENTHAL & CO., LLP]



                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the use in Amendment No. 4 to the Registration Statement No. 333-47977 on Form SB-2 under the Securities Exchange Act of 1933 of our report dated September 22, 1998 on the balance sheets of American ATM Corp. as at June 30, 1998 and 1997 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended June 30, 1998 and 1997, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                   WEINICK SANDERS LEVENTHAL & CO., LLP


New York, N.Y.
December 31, 1998



                       CHANGE IN ACCOUNTANTS

     In June 1998, the Company engaged Weinick Sanders Leventhal & Co. LLP as auditors of the Company's consolidated audited financial statements for the fiscal year ended June 30, 1998.

     In June 1998, the Company's prior auditor, Jeffrey Moritz, C.P.A. declined to stand for re-election as auditor in connection with the preparation of the Company's consolidated audited financial statements for the fiscal year ended June, 1998.

     There have been no disagreements between management and Jeffrey Moritz, C.P.A., or any predecessor firm, for any periods which they audited as set forth below, in connection with the Company's audits and any subsequent interim period preceding the engagement of Weinick Sanders
Leventhal & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Jeffrey Moritz, C.P.A.
would have caused it to make reference in connection with its report to the subject matter of the disagreements. Jeffrey Moritz, C.P.A.'s reports on the financial statements of the Company for the fiscal year ended June 30, 1997 and cumulative from inception (March 11, 1996) have not contained an adverse opinion or a disclaimer of opinion and none of such reports was qualified as to uncertainty, audit scope or accounting principles, provided, however, that the reports of Jeffrey Moritz, C.P.A. for each of such periods express an uncertainty as to the Company's ability to continue as a going concern.

     The Company has obtained from Jeffrey Moritz, C.P.A. a letter addressed to the Securities and Exchange Commission stating whether Jeffrey Moritz, C.P.A. agrees with the above statements.